SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 5, 2005
(Date of earliest event reported)	July 1, 2005

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On July 1, 2005, we announced that we have successfully completed the purchase of the natural gas liquids (NGL) businesses owned by several Koch Industries' companies for approximately $1.35 billion.

The purchase includes:

(a) Koch's mid-continent NGL business unit through the acquisition from Koch Hydrocarbon Management Company, LLC ("KHMC") of both 100 percent of the membership interest in NGL/LP, LLC and all of the outstanding capital stock of Koch Underground Storage Company;

(b) additional mid-continent NGL assets from Koch Pipeline Company, L.P.;

(c) Koch's 80 percent ownership interest in the Mont Belvieu I NGL fractionation facility through the acquisition from Koch Holdings Enterprises, LLC of 100 percent of the membership interest in MB1/LP, LLC; and

(d) Koch's 10.1765 percent membership interest in Venice Energy Services Company, L.L.C. through the acquisition from KHMC of 100 percent of the membership interest in Koch Vesco Holdings, LLC.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press release issued by ONEOK, Inc. dated July 1, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	July 5, 2005	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)